TECHNOLOGY TRANSFER AGREEMENT

1. Parties. The parties ("the Parties") to this technology transfer agreement ("this Agreement") are Digital Power Corporation ("Digital") on the one hand, and Ki Dong Kang ("Kang") and KDK Electronics, Inc. ("KDK"), on the other.

2.      Effective Date.  This Agreement is effective September 3,
        1998 ("the Effective Date").

3.  Recitals.

        3.1. Digital has entered into certain agreements with Kang and KDK ("the Agreements"), consisting of,

               a) a certain design acquisition agreement dated November 10, 1987 between Digital and Kang, a copy of which is attached hereto as Exhibit 1.

               b) a certain agreement dated June 29, 1990 between KDK and Digital, a copy of which is attached hereto as Exhibit 2.

               c) all other agreements between or among Digital, Kang, and KDK on or before September 2, 1998.

        3.2. Digital wishes to acquire, from Kang and KDK, the clear right, in perpetuity, to use, without the payment of any further royalties or other consideration of any kind, other than that provided under this Agreement, certain technology received from Kang and KDK.

        3.3. Digital believes that the technology to be acquired by this Agreement will have substantial value to it over a period of at least five years.

        3.4. As a result of the foregoing, and for valuable consideration, including the mutual covenants in this Agreement, the Parties agree as follows:

4.  Covenants.

        4.1. Payment. Digital will pay a total of one hundred forty thousand dollars ($140,000) to KDK and will issue a total of thirty five thousand shares of its common stock (the "Stock") to Kang and Soonho Kim Kang. The one hundred forty thousand dollars ($140,000) will be paid as follows:

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               a)     $7,000 due September 15, 1998,

               b)     $7,000 due November 1, 1998,

               c)     $10,000 due January 1, 1999, and

               d) $7,000, or such lesser amount as may be necessary to pay the entire balance, due on the first of each month thereafter until the entire one hundred forty thousand dollars ($140,000) is paid.

        There will be a three day grace period after each due date during which the payment may be made without penalty or interest. Thereafter, Digital will incur simple interest of ten percent per annum on any overdue amounts.

        The Stock will be issued to Kang and Soonho Kim Kang as community property as of the Effective Date. The certificates will be issued within one hundred twenty (120) days of the Effective Date. The Parties agree that, for accounting and tax purposes, the value of the Stock will be the closing price as reported in the Wall Street Journal as of the Effective Date.

        4.2. Technology Transfer. Digital, its successors, and its assigns shall forever have the right to produce, sell, incorporate, and otherwise use all products, designs, technology, and intellectual property that it may have received from Kang or KDK, pursuant to the Agreements or otherwise, in any way that it wishes, without limitation and without any obligation of any kind to Kang, KDK, or anyone else. All contrary provisions of the Agreements are hereby revoked and superseded. Without limitation, under no circumstances will Digital be obligated to pay any royalty, grant any option, or transfer any stock to Kang or KDK other than any payment or transfer that may be required under this Agreement. All obligations of Digital of any kind to Kang or KDK other than those in this Agreement are hereby canceled, revoked, and superseded.

        4.3. Restricted Securities. In order to enable Digital to comply with the federal Securities Act of 1933 and applicable state laws, Digital may require Kang and Soonho Kim Kang, as a condition of the issuance of the Stock, to give written assurances satisfactory to Digital, and Kang does hereby represent, that the Shares are being acquired for their own account, for investment only, with no view to the distribution of the same, and that any disposition of all or any portion of the shares shall not be made, unless and until:

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                      (a)   There is then in effect a registration
               statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (b)(i) Kang has notified Digital of the proposed
               disposition and he has furnished Digital with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) Kang has furnished Digital with an opinion of counsel, reasonably satisfactory to Digital, that such disposition will not require registration of such securities under the Securities Act and applicable state law.

               Kang acknowledges that the Shares will be restricted securities, that it understands the provisions of Rule 144 of the Securities and Exchange Commission, and that the certificate or certificates evidencing such shares of Common Stock will bear a legend substantially similar to the following:

               "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. They may not be sold,~transferred, or otherwise disposed of in the absence of an effective registration statement covering these securities under the said Act or laws, or an opinion of counsel satisfactory to Digital and its counsel that registration is not required thereunder."

        4.4. Adjustment for Changes in Capitalization. This Agreement shall not affect Digital's right to effect adjustments, recapitalizations, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares, the dissolution or liquidation of Digital's or any other corporation's assets or business, or any other corporate act, whether similar to the events described above or otherwise. If, before the certificate for the Shares is issued to Kang and Soonho Kim Kang, the outstanding shares of Digital's common stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of Digital or any other corporation by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares, stock dividend, or other similar event, an appropriate

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               adjustment of the number of the Shares issued under
               this Agreement will be made to preserve the proportional beneficial interest in the assets of Digital represented, as of the Effective Date, by the Shares.

5.   Representations and Warranties.

        5.1. Authority. The Parties represent and warrant that they, through the signatories indicated below, are duly authorized to enter into this Agreement, to make its warranties and representations, to perform its covenants, and to fulfill its conditions, and that none of the rights, claims, or obligations being transferred under this Agreement, have been conveyed, assigned, or otherwise transferred to anyone who is not a Party to this Agreement.

        5.2. Reading. Each of the Parties represents that it has carefully read and understood this entire Settlement Agreement before executing it.

        5.3. Legal Representation. Each of the Parties acknowledges and agrees that it has been represented in the preparation of this Agreement by legal counsel of its. choosing. Each of the Parties further acknowledges the receipt of the advice of independent legal counsel prior to the execution of this Agreement, that the legal nature and effect of this Agreement has been fully explained to it by counsel, and that it fully understands the terms and provisions of this Agreement, its nature, and its effect. Each of the Parties further represents that it is relying solely on the advice of its own counsel in executing this Agreement and has neither received nor relied upon any representation or opinion of any of the other Parties or of the counsel of any of the other Parties, except for the representations contained in this Agreement.

        5.4. No Other Representations. The Parties represent that none of the other Parties to this Agreement or their representatives have given them any legal, factual, or other representations or opinions relating to this Agreement other than those expressly contained in it.

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6.      Notice.  Except as may be provided otherwise elsewhere in
        this Agreement, any election, delivery, notice, or communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given if placed in the United States mail to the following addresses, or such other addresses as the Parties may later specify in writing. Except as may be provided otherwise elsewhere in this Agreement, notwithstanding any defect in the method of delivery that prevents it from being effective upon mailing, such an election, delivery, notice, or other communication, if it is in writing, shall be deemed given if and when it is actually received by such of the Parties as are entitled to receive it.

        If to Digital, to:

        Bob Smith
        Digital Power Corporation
        41920 Christy Street
        Fremont, CA 94538-3158

        With a copy to:

        Daniel B. Eng
        Bartel Eng Linn & Schroder
        300 Capitol Mall, Suite 1100
        Sacramento, California 95814

        If to KDK, to:

        Ki Dong Kang
        15520 On Orbit Drive
        Saratoga, California 95070

        with a copy to:

        Harold W. Fryday
        Attorney at Law
        P.O. Box 637
        Santa Clara, CA 95052-0637

7.      Integration.   This Agreement constitutes the entire
        agreement among the Parties concerning its subject matter and supersedes all prior or contemporaneous contracts, agreements, understandings, negotiations, and discussions of the Parties, whether oral or written, concerning its subject matter.

8. Expenses of Matters Settled. Each of the Parties shall bear its own costs of suit, attorneys' fees, and other expenses related to the matters being settled, and no Party shall make any payment or reimbursement, or provide any consideration, other than what may be described in this Agreement.

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9.      No Other Agreements.  The Parties affirm that other than
        this Agreement, any contracts, agreements, or understandings among the Parties, on any subject whatever, including but not limited to promissory notes, employment contracts, and other contracts that may have been entered into on or before September 1, 1998 are terminated. Any agreements entered into on or after September 3, 1998 will survive.

10. No Oral Modification. No amendment, supplement, modification, waiver, or termination of this Agreement shall be binding unless it contained in a writing signed by the party against whom the amendment, supplement, modification, waiver, or termination is being asserted.

11. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, trustees, successors, assigns, and transferees of the respective Parties.

12. Drafting. Each of the Parties represents that this Agreement has been negotiated through its counsel and jointly drafted and agrees that any ambiguity in it shall not be construed against any of them.

13. Expenses of Enforcement. In any litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to its reasonable expenses, attorneys' fees, and costs, in addition to any other remedy that may be available.

14. Counterparts. This Agreement may be executed in counterparts, and each executed counterpart shall be deemed to be a duplicate original of this Agreement.

                                            DIGITAL POWER CORPORATION



DATED: 9/8/98                          By:    /s/ Robert Smith
                                            Robert Smith
                                            Chief Executive Officer


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                                            KDK ELECTRONICS, INC.



DATED: 9/3/98                          By:    /s/ Ki Dong Kang
                                            Ki Dong Kang
                                            President


DATED: 9/3/98                          By:    /s/ Ki Dong Kang
                                            Ki Dong Kang
                                            Individually


Approved as to form:


                                            BARTEL ENG LINN & SCHRODER
                                            A Law Corporation



DATED: 9/3/98                          By:    /s/ Vincent DiCarlo
                                            Vincent DiCarlo
                                            Attorneys for Digital Power
                                            Corporation



DATED: 9/3/98                          By:    /s/ Harold W. Fryday
                                            Harold W. Fryday
                                            Attorney for KDK Electronics, Inc.


                                            CAMERLENGO & JOHNSON



DATED: 9/3/98                          By:   /s/ George F. Camerlengo
                                            George F. Camerlengo
                                            Attorneys for KDK Electronics, Inc.